                                                                     Exhibit 4.1


================================================================================
                              EXPRESS SCRIPTS, INC.


                                    as Issuer


                                 The GUARANTORS


                           named herein as Guarantors


                                       and

                              BANKERS TRUST COMPANY


                                   as Trustee


                                    INDENTURE


                            Dated as of June 16, 1999


                          9 5/8% Senior Notes due 2009
================================================================================

                              CROSS-REFERENCE TABLE


  TIA                                                                                              Indenture
Section                                                                                             Section
-------                                                                                            ---------
310   (a)(1).................................................................................         7.10
      (a)(2).................................................................................         7.10
      (a)(3).................................................................................         N.A.
      (a)(4).................................................................................         N.A.
      (a)(5).................................................................................      7.08; 7.10
      (b)....................................................................................      7.08; 7.10
      (c)....................................................................................         N.A.
 311  (a)....................................................................................         7.11
      (b)....................................................................................         7.11
      (c)....................................................................................         N.A.
 312  (a)....................................................................................         2.05
      (b)....................................................................................         N.A.
      (c)....................................................................................         N.A.
 313  (a)....................................................................................         7.06
      (b)(1).................................................................................         N.A.
      (b)(2).................................................................................         7.06
      (c)....................................................................................         7.06
      (d)....................................................................................         7.06
314   (a)....................................................................................     4.07; 4.08;
                                                                                                     13.02
      (b)....................................................................................         N.A.
      (c)(1).................................................................................         N.A.
      (c)(2).................................................................................         N.A.
      (c)(3).................................................................................         N.A.
      (d)....................................................................................         N.A.
      (e)....................................................................................         N.A.
      (f)....................................................................................         N.A.
 315  (a)....................................................................................         N.A.
      (b)....................................................................................         7.05
      (c)....................................................................................       7.01(a)
      (d)....................................................................................       7.01(c)
      (e)....................................................................................         6.11
 316  (a)(last sentence).....................................................................         2.09
      (a)(1)(A)..............................................................................         6.05
      (a)(1)(B)..............................................................................         6.04
      (a)(2).................................................................................         N.A.

  TIA                                                                                             Indenture
Section                                                                                            Section
      (b)....................................................................................         6.07
      (c)....................................................................................         N.A.
 317  (a)(1).................................................................................         6.08
      (a)(2).................................................................................         6.09
      (b)....................................................................................         2.04
      318(a).................................................................................         N.A.
      (c)....................................................................................         N.A.



------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
                                                     ARTICLE I

                                    DEFINITIONS AND INCORPORATION BY REFERENCE...................................    1

         Section 1.01      Definitions...........................................................................    1
         Section 1.02      Incorporation by reference of TIA.....................................................   23
         Section 1.03      Rules of Construction.................................................................   23
         Section 1.04      One Class of Securities...............................................................   24

                                                    ARTICLE II

                                                     THE NOTES...................................................   24

         Section 2.01      Form and dating.......................................................................   24
         Section 2.02      Execution and Authentication; Aggregate Principal Amount..............................   25
         Section 2.04      Paying agent to hold assets in trust..................................................   26
         Section 2.05      Noteholder Lists......................................................................   26
         Section 2.06      Replacement Notes.....................................................................   27
         Section 2.07      Outstanding Notes.....................................................................   27
         Section 2.08      Treasury Notes........................................................................   27
         Section 2.09      Temporary Notes.......................................................................   28
         Section 2.10      Cancellation..........................................................................   28
         Section 2.11      Defaulted Interest....................................................................   28
         Section 2.12      CUSIP Number..........................................................................   29
         Section 2.13      Deposit of Moneys.....................................................................   29
         Section 2.14      Issuance of Additional Notes..........................................................   29


                                                    ARTICLE III

                                                    REDEMPTION...................................................   30

         Section 3.01      Notices to Trustee....................................................................   30
         Section 3.02      Selection of Notes To Be Redeemed.....................................................   30
         Section 3.03      Notice of Redemption..................................................................   31
         Section 3.04      Effect of Notice of Redemption........................................................   32
         Section 3.05      Deposit of Redemption Price...........................................................   32

         Section 3.06      Notes Redeemed in Part................................................................   32
         Section 3.07      Optional Redemption...................................................................   32


                                                    ARTICLE IV

                                                     COVENANTS...................................................   33

         Section 4.01      Payment of Notes......................................................................   33
         Section 4.02      Maintenance of Office or Agency.......................................................   33
         Section 4.03      Corporate Existence...................................................................   33
         Section 4.04      Payment of Taxes and Other Claims.....................................................   34
         Section 4.05      Maintenance of Properties and Insurance...............................................   34
         Section 4.06      Compliance Certificate; Notice of Default.............................................   34
         Section 4.07      Compliance with Laws..................................................................   35
         Section 4.08      SEC Reports...........................................................................   35
         Section 4.09      Waiver of Stay, Extension or Usury Laws...............................................   35
         Section 4.10      Limitation on Restricted Payments.....................................................   36
         Section 4.11      Limitation on restrictions on distributions from
                             Restricted Subsidiaries.............................................................   38
         Section 4.12      Limitation on Transactions with Affiliates............................................   39
         Section 4.13      Limitation on Indebtedness............................................................   40
         Section 4.14      Change of Control.....................................................................   42
         Section 4.15      Limitation on Sales of Assets and Subsidiary Stock....................................   44
         Section 4.16      Future Guarantors.....................................................................   47
         Section 4.17      Limitation on Liens...................................................................   47
         Section 4.18      Limitation on the sale or issuance of Capital Stock of
                             Restricted Subsidiaries.............................................................   48
         Section 4.19      Covenant Removal......................................................................   48

                                                     ARTICLE V

                                               SUCCESSOR CORPORATION.............................................   48

         Section 5.01      Merger, consolidation and sale of assets of the Company...............................   48
         Section 5.02      Successor corporation substituted for the Company.....................................   49
         Section 5.03      Merger, consolidation and sale of assets of any Guarantor.............................   49
         Section 5.04      Successor Corporation Substituted for Guarantor.......................................   50

                                                    ARTICLE VI

                                               DEFAULT AND REMEDIES..............................................   50

         Section 6.01      Events of Default.....................................................................   50
         Section 6.02      Acceleration..........................................................................   52
         Section 6.03      Other Remedies........................................................................   53
         Section 6.04      Waiver of Past Defaults...............................................................   53
         Section 6.05      Control by Majority...................................................................   53

                                                                                                                  Page
                                                                                                                  ----
         Section 6.07      Rights of Holders to Receive Payment..................................................   54
         Section 6.08      Collection Suit by Trustee............................................................   54
         Section 6.10      Priorities............................................................................   55
         Section 6.11      Undertaking for Costs.................................................................   55


                                                    ARTICLE VII

                                                      TRUSTEE....................................................   55

         Section 7.01      Duties of Trustee.....................................................................   55
         Section 7.02       Rights of Trustee....................................................................   57
         Section 7.03      Individual Rights of Trustee..........................................................   58
         Section 7.04      Trustee's Disclaimer..................................................................   58
         Section 7.05      Notice of Default.....................................................................   58
         Section 7.06      Reports by Trustee to Holders.........................................................   58
         Section 7.07      Compensation and Indemnity............................................................   59
         Section 7.08      Replacement of Trustee................................................................   59
         Section 7.09      Successor Trustee by Merger, Etc......................................................   61
         Section 7.10      Eligibility; Disqualification.........................................................   61
         Section 7.11      Preferential Collection of Claims Against Company.....................................   61

                                                   ARTICLE VIII

                                        DISCHARGE OF INDENTURE; DEFEASANCE.......................................   62

         Section 8.01      Discharge of Liability on Notes; Defeasance...........................................   62
         Section 8.02      Conditions to Defeasance..............................................................   63
         Section 8.03      Application of Trust Money............................................................   64
         Section 8.04      Repayment to Company..................................................................   64
         Section 8.05      Indemnity for Government Obligations..................................................   65
         Section 8.06      Reinstatement.........................................................................   65

                                                    ARTICLE IX

                                        AMENDMENTS, SUPPLEMENTS AND WAIVERS......................................   65

         Section 9.01      Without Consent of Holders............................................................   65
         Section 9.02      With Consent of Holders...............................................................   66
         Section 9.03      Compliance with TIA...................................................................   67
         Section 9.04      Revocation and Effect of Consents.....................................................   68
         Section 9.05      Notation on or Exchange of Notes......................................................   68
         Section 9.06      Trustee to Sign Amendments, Etc.......................................................   69

                                                     ARTICLE X

                                                    GUARANTEES...................................................   69

         Section 10.01     Unconditional Guarantee...............................................................   69
         Section 10.02     Severability..........................................................................   70
         Section 10.03     Release of Guarantor from the Guarantee...............................................   70
         Section 10.04     Limitation on amount Guaranteed; contribution by Guarantor............................   71
         Section 10.05     Waiver of Subrogation.................................................................   72
         Section 10.06     Execution of Guarantee................................................................   73
         Section 10.07     Waiver of Stay, Extension or Usury Laws...............................................   73

                                                    ARTICLE XI

                                                   MISCELLANEOUS.................................................   73

         Section 11.01     TIA Controls..........................................................................   73
         Section 11.02     Notices...............................................................................   74
         Section 11.03     Communications by Holders with other Holders..........................................   75
         Section 11.04     Certificate and Opinion as to Conditions Precedent....................................   75
         Section 11.05     Statements Required in Certificate or Opinion.........................................   75
         Section 11.06     Rules by Trustee, Paying Agent, Registrar.............................................   76
         Section 11.07     Legal Holidays........................................................................   76
         Section 11.08     Governing Law.........................................................................   76
         Section 11.09     No Adverse Interpretation of Other Agreements.........................................   76
         Section 11.10     No Recourse Against Others............................................................   76
         Section 11.11     Successors............................................................................   77
         Section 11.12     Multiple Originals....................................................................   77
         Section 11.13     Severability..........................................................................   77
         Section 11.14     Table of Contents; Cross-Reference Table and Headings.................................   77

SIGNATURES....................................................................................................      S-1

APPENDICES

RULE 144A/REGULATION S APPENDIX

Exhibit 1 -- Legends

EXHIBITS

EXHIBIT A -- Form of Initial Note
EXHIBIT B -- Form of Exchange Note and Private Exchange Note
EXHIBIT C -- Form of Guarantee

                  INDENTURE, dated as of June 16, 1999, among EXPRESS SCRIPTS, INC. a Delaware corporation (the "Company"), the Guarantors named herein (the "Guarantors") and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of $250,000,000 in aggregate principal amount of its 9 5/8% Series A Senior Notes due 2009 in the form of Initial Notes (as defined below) and, if and when issued in connection with a registered exchange for such Initial Notes, 9 5/8% Series B Senior Notes due 2009 in the form of Exchange Notes (as defined below) and, if and when issued in connection with a Private Exchange for such Initial Notes, 9 5/8% Senior Private Exchange Notes due 2009 in the form of Private Exchange Notes (as defined below), and such Additional Notes (as defined below) in aggregate principal amount not to exceed $250,000,000 that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01.  Definitions.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock); (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

                  "Additional Notes" means, subject to the Company's compliance with Section 4.13, 9 5/8% Series A, Series B or any other Series of Senior Notes due 2009 issued from time to time after June 16, 1999 under the terms of this Indenture (other than issuances pursuant to Section 2.06, 2.09, 3.06, 4.14, 4.15 or 9.05 of this Indenture or Section 2.3 of the Appendix and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

                  "Adjusted Maximum Amount" has the meaning provided in Section 10.04(b).

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliate Transaction" has the meaning provided in Section 4.12.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Aggregate Payments" has the meaning provided in Section 10.04(b).

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or Series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, Asset Disposition shall not include: (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (ii) for purposes of Section
4.15 only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.10 or a disposition specifically excepted from the definition of Restricted Payment; (iii) a transaction or Series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration less than or equal to $500,000; (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (v) the disposition of Temporary Cash Investments; (vi) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business; (vii) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary; (viii) a disposition of any Capital Stock of YourPharmacy.com, Inc. or any corporation, partnership or limited liability company which is the successor to the business conducted or contemplated to be conducted as of the Issue Date by YourPharmacy.com, Inc.; (ix) a sale or lease-back transaction involving property owned by the Company located at 4500 Alexander Blvd., NE in Albuquerque, New Mexico; (x) a sale or disposition involving property owned by the Company located at the Company's site in Plymouth, Minnesota; or (xi) dispositions in connection with Permitted Liens.

                  "Authenticating Agent" has the meaning provided in Section
2.02.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (y) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or Any Similar Federal, State or Foreign Law for the Relief of Debtors.

                  "Board of Directors" means the Board of Directors of the Company or any Guarantor, as applicable, or any committee thereof duly authorized to act on behalf of such board.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt Securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                           (i) any "Person" (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act) or any two or more such Persons acting in concert, other than one or more Permitted Holders, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company and the Permitted Holders beneficially own (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, a lesser percentage of the total voting power of the outstanding Voting Stock of the Company than such Person or Persons; provided, that the acquisition of beneficial ownership of shares of Voting Stock of the Company beneficially owned (or which immediately prior to such acquisition were beneficially owned) by a Permitted Holder by one or more Persons from time to time shall not constitute a Change of Control;

                           (ii) if the Permitted Holders do not beneficially own
                  (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than

                  50% of the total voting power of the then outstanding Voting Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

                           (iii) the adoption by the Holders of Capital Stock of
                  the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture); or

                           (iv) the merger or consolidation of the Company with
                  or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to a Wholly Owned Subsidiary of the Company), and, in the case of any such merger or consolidation, the Securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, Securities or property, unless pursuant to such transaction such Securities are changed into or exchanged for, in addition to any other consideration, Securities of the surviving corporation that represent immediately after such transaction
                  (a) at least 35% of the aggregate voting power of the Voting Stock of the surviving corporation and (b) a greater percentage of the aggregate voting power of the Voting Stock of the surviving corporation than the percentage of the aggregate voting power of the Voting Stock beneficially owned by any other "Person" (as such term is used in Sections 13(d) and 14(d) under the Exchange Act) or any other two or more such Persons acting in concert.

                  "Change of Control Offer" has the meaning provided in Section 4.14.

                  "Change of Control Purchase Date" has the meaning provided in
Section 4.14.

                  "Change of Control Purchase Price" has the meaning specified in Section 4.14.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Statute.

                  "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means such successor.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements are available prior to the date of such determination to (y) Consolidated Interest Expense Interest Expense for such four fiscal quarters; provided, however, that

                           (i) If the Company or any Restricted Subsidiary (x)
                  has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (and, if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period (including, without limitation, Indebtedness that has been repaid, repurchased, defeased or otherwise discharged in connection with an Asset Disposition) that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (other than Indebtedness Incurred for working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                           (ii) If since the beginning of such period the
                  Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

                           (iii) If since the beginning of such period the
                  Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated

                  EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period; and

                           (iv) If since the beginning of such period any Person
                  (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the average rate in effect during the period had been the applicable rate for the entire period (taking into account any fixed rate established by an Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months, in which case such fixed rate shall be used).

                  "Consolidated EBITDA" means, for any period, the sum of Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense; (ii) provisions for taxes based on income; (iii) total depreciation expense; (iv) total amortization expense; (v) other non-cash items Incurred in the ordinary course of business reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income; and (vi) for any period that includes fiscal quarters ending on or prior to March 31, 2000, retention bonuses in an aggregate amount up to $10.0 million to the extent actually paid or accrued in such period to key employees of DPS, all of the foregoing as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, whether expensed directly or included as a component of cost of goods sold, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Lease Obligations (which shall be in each case deemed to accrue at an interest rate determined in good faith by the Company to be the rate of interest implicit in each such capital lease obligation in accordance with GAAP); (ii) amortization of debt discount and debt issuance costs; (iii) non-cash interest expense; (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (v) net costs associated with Interest Rate Agreements and currency agreements; (vi) dividends paid or payable in respect of any Disqualified Capital Stock of the Company (other than dividends paid in qualified Capital Stock) and all dividends paid or payable by Restricted Subsidiaries in respect of any Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, in each case multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the then current effective federal, state and local tax rate of the Company, expressed as a decimal; and (vii) interest accruing on any Indebtedness Incurred after the Issue Date of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded: (i) the income (or loss) of any Person (other than a Restricted Subsidiary of the Company) in which any other Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries (subject to the exclusion in clause (iii) below) by such Person during such period; (ii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's assets are acquired by the Company or any of its Restricted Subsidiaries; (iii) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, Rule or governmental regulation applicable to that Restricted Subsidiary; and (iv) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets.

                  "Corporate Trust Office" has the meaning assigned to such term in Section 4.02.

                  "Covenant Defeasance Option" has the meaning provided in
Section 8.01.

                  "Currency Agreement" means in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Custodian" means any receiver, Trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock (excluding Capital Stock converted or exchanged solely at the option of the Company or a Restricted Subsidiary); or
(iii) is redeemable or must be repurchased at the option of the Holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that (1) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving Holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the Holders of such Capital Stock than the provisions described under Sections 4.14 and 4.15; (2) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date shall be deemed to be Disqualified Capital Stock; and (3) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

                  "DPS" means, collectively, Diversified Pharmaceutical Services, Inc. and Diversified Pharmaceutical Services (Puerto Rico) Inc.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Exchange Notes" has the meaning provided in the Appendix.

                  "Fair Share" has the meaning provided in Section 10.04(b).

                  "Fair Share Shortfall" has the meaning provided in Section 10.04(c).

                  "Fraudulent Transfer Laws" has the meaning provided in Section 10.04(b).

                  "Funding Guarantor" has the meaning provided in Section 10.04(b).

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to take-or-pay or to maintain financial statement conditions or otherwise) or

         (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person Guaranteeing any obligation.

                  "Guarantee" means the Guarantee of the Guarantors pursuant to Article Ten.

                  "Guarantors" means (1) each of the Company's domestic Restricted Subsidiaries existing on the Issue Date (other than diversified NY IPA, Inc. and Diversified Pharmaceutical Services (Puerto Rico), Inc.) And (2) any Person that becomes a domestic Restricted Subsidiary of the Company that pursuant to Section 4.16 or otherwise in the future executes a supplemental Indenture in which such Restricted Subsidiary unconditionally Guarantees on a senior basis the Company's obligations under the Notes and this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such

Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount Security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                           (i) the principal of and premium (if any) in respect
                  of (a) Indebtedness of such Person for money borrowed and (b) Indebtedness evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                           (ii) all Capital Lease Obligations of such Person;

                           (iii) all obligations of such Person issued or
                  assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business not overdue by more than 90 days);

                           (iv) all obligations of such Person for the
                  reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                           (v) the amount of all obligations of such Person with
                  respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                           (vi) all obligations of the type referred to in
                  clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (but only to the extent of the amount actually guaranteed);

                           (vii) all obligations of the type referred to in
                  clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                           (viii) to the extent not otherwise included in this
                  definition, the net obligations of such Person under currency agreements and interest swap agreements.

                  For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Capital Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The principal amount of any Indebtedness issued with original issue discount shall be the face amount of such Indebtedness less than remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in accordance with GAAP.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Initial Notes" has the meaning provided in the Appendix.

                  "Initial Purchaser" has the meaning provided in the Appendix.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided, that endorsements of negotiable instruments and documents in ordinary course of business shall not be deemed an Investment. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section
4.10 (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value as determined in good faith by the Board of Directors of the Company of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value as determined in good faith by the Board of Directors of the Company at the time of such transfer.

                  "Investment Grade Rating" means (i) with respect to S&P, any of the rating categories from and including "AAA" to and including "BBB--" and
(ii) with respect to Moody's, any of the rating categories from and including "Aaa" to and including "Baa3".

                  "Issue Date" means the date on which the Notes are originally issued.

                  "legal Defeasance Option" has the meaning provided in Section 8.01.

                  "Legal Holiday" means a Saturday, a Sunday, any day which is a holiday under the laws of the State of New York or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular Record Date is a Legal Holiday, such Record Date shall not be affected.

                  "Lien" means any Lien, mortgage, deed of trust, pledge, Security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any Security interest).

                  "Maturity Date" means June 15, 2009.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise and proceeds from the sale or other disposition of any Securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of

Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of:

                           (1) all legal, title and recording tax expenses,
                  brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and Investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all federal, state, provincial, foreign and local taxes required to be accrued or paid as a liability under GAAP, as a consequence of such Asset Disposition;

                           (2) all payments made on any Indebtedness or other
                  obligations which are secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law;

                           (3) all distributions and other payments required to
                  be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                           (4) appropriate amounts provided by the seller as a
                  reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

                  The amounts in clauses (i) through (iv) above, to the extent estimates are necessary, shall be estimated reasonably and in good faith by the Company.

                  "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes treated as a single class of Securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Offering" means (i) with respect to the Initial Notes issued on June 16, 1999, the Offering Circular dated June 11, 1999, pursuant to which the $250.0 million of 9 5/8% Series a Senior Notes due 2009 in the form of Initial Notes were offered, and any supplement thereto and (ii) with respect to each issuance of Additional Notes, the Offering Circular, prospectus or other similar offering document pursuant to which such Additional Notes were or are to be offered, and any supplement thereto.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two officers or by an Officer and either a Treasurer or Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, to the extent they relate to the making of an Officers' Certificate.

                  "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee or counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, to the extent they relate to the giving of an Opinion of Counsel.

                  "Other Senior Debt Pro Rata Share" means the amount of the Net Available Cash obtained by multiplying the amount of such Net Available Cash by a fraction, (i) the numerator of which is the lesser of the aggregate principal face amount or accreted value of all Indebtedness (other than the Notes, Subordinated Obligations, Indebtedness outstanding under the Senior Credit Facility and any other Indebtedness owed to the Company or any Subsidiary of the Company) of the Company or the applicable Restricted Subsidiary, as the case may be, outstanding at the time of the applicable Asset Disposition with respect to which the Company or the applicable Restricted Subsidiary, as the case may be, is required to use Net Available Cash to repay or make an offer to purchase and repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Disposition and (b) the lesser of the aggregate principal face amount or accreted value of all other Indebtedness (other than Subordinated Obligations, Indebtedness outstanding under the Senior Credit Facility and any other Indebtedness owed to the Company or any Subsidiary of the Company) of the Company or the applicable Restricted Subsidiary, as the case may be, outstanding at the time of the applicable Asset Disposition with respect to which the Company and the Restricted Subsidiaries is required to use the Net Available Cash to repay or to offer to purchase and repay.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Permitted Holders" means NYLIFE Healthcare Management, Inc., an indirect Subsidiary of New York Life Insurance Company, a mutual insurance company organized and existing under the laws of the State of New York, and its Affiliates.

                  "Permitted Investments" means:

         (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

         (ii)     Investments in cash and Temporary Cash Investments;

         (iii) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

         (iv) currency agreements and Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the terms of the Indenture;

         (v) Investments in Securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (vi) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with Section 4.15;

         (vii)    guarantees of Indebtedness permitted to be Incurred under
                  Section 4.13;

         (viii) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (ix) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (x) Investments for consideration consisting exclusively of common stock of the Company; and

         (xi)     Investments in existence on the Issue Date.

                  "Permitted Liens" means the following types of Liens:

         (i) Liens securing Indebtedness under the Senior Credit Facility permitted to be Incurred under clause (b)(i) of Section 4.13;

         (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets or property of the Company or any Restricted Subsidiary, other than the surviving Person and its Subsidiaries;

         (iii) Liens on assets or property acquired by the Company or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other assets or property (other than proceeds of such acquired assets or property);

         (iv) Liens in respect of Interest Rate Agreements and currency agreements described in clause (b)(vi) of Section 4.13;

         (v) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP;

         (vi) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, contractors' or other Liens imposed by law and arising in the ordinary course of business;

         (vii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social Security;

         (viii) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, Incurred in the ordinary course of business;

         (ix) attachment or judgment Liens not giving rise to a Default or Event of Default;

         (x) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (xi) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (xii) Liens securing Refinancing Indebtedness; provided that such Liens only extend to the assets securing the Indebtedness being Refinanced, such Refinanced Indebtedness was previously secured and such Liens do not extend to any other assets of the Company or the assets of any of the Company's other Subsidiaries;

         (xiii) Liens securing Purchase Money Obligations and Capital Lease Obligations permitted to be Incurred under this Indenture;

         (xiv)    Liens existing on the Issue Date;

         (xv) any contract to sell an asset provided such sale is otherwise permitted under this Indenture;

         (xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries of the Company;

         (xvii)   Liens securing the Notes and the Guarantees; and

         (xviii) other Liens securing Indebtedness permitted to be Incurred under this Indenture in an aggregate amount not to exceed $25.0 million at any time outstanding.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "Private Exchange Notes" has the meaning provided in the Appendix.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Obligation" means any Indebtedness Incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of assets, the amount of which Indebtedness does not exceed the sum of (x) 100% of the lesser of such cost or the fair market value of such assets, as determined in good faith by the Board of Directors of the Company, and (y) reasonable fees and expenses of such Person Incurred in connection therewith, and which is Incurred concurrently with (or within 270 days following) the purchase of such assets and is secured only by the assets so purchased.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock or that is not Indebtedness that is convertible or exchangeable into Capital Stock.

                  "Rating Agency" means each of (a) S&P and (b) Moody's.

                  "Record Date" means each Record Date specified in the Notes, whether or not a Legal Holiday.

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced, plus the reasonable fees and expenses related to the issuance of such Refinancing Indebtedness; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary (other than the Company) that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration Rights Agreement" has the meaning set forth in the Appendix.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Responsible Officer" when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office, including any managing director principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions which are similar to those performed by any of the above designated officers having direct responsibility for the administration of this Indenture and other similar matters, and with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject matter.

                  "Restricted Payment" means, with respect to any Person:

         (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation);

         (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Capital Stock);

         (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

         (iv) the making of any Investment in any Person (other than a Permitted Investment), including by designating any Subsidiary as an Unrestricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means, the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Senior Credit Facility" means the credit agreement, dated April 1, 1999 among the Company, Credit Suisse First Boston and the other agents and lenders named therein, and any other bank credit agreement or similar facility entered into in the future by the Company or any Restricted Subsidiary, as any of the same, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of this Indenture), substituted, Refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the final payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to any other Indebtedness of the Company or any such Restricted Subsidiary, as the case may be.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, Trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Successor Company" shall have the meaning provided in Section 5.01.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill companies, Inc.

                  "Temporary Cash Investments" means, as at any date of determination:

         (i) marketable Securities (a) issued or directly and unconditionally Guaranteed as to interest and principal by the United States or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;

         (ii) marketable direct obligations issued by any State of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's;

         (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;

         (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the district of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and
                  (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and

         (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of Investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Subsidiary" means

         (i) Practice Patterns Science Inc., Great Plains Reinsurance Company, Value Rx of Michigan, Inc. and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

         (ii)     any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.13 and (y) no default shall have occurred and be continuing or would arise therefrom. Any such designation by the Board of Directors of the Company shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means Securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the Holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be Legal Tender for the payment of public and private debts.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including limited liability company or partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more wholly owned Subsidiaries.

                  Section 1.02.  Incorporation by reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder or a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC Rule and not otherwise defined herein have the meanings assigned to them therein.

                  Section 1.03.  Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (6) reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                  Section 1.04.  One Class of Securities.

                  The Initial Notes, the Private Exchange Notes, if any, and the Exchange Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes, if any, or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.


                                   ARTICLE II

                                    THE NOTES

                  Section 2.01.  Form and dating.

                  (a) Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the Private Exchange Notes and the corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange Rule, agreements to which the Company are subject, if any, or depository Rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  (B) The terms and provisions contained in the Appendix and in the forms of the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Section 2.02. Execution and Authentication; Aggregate Principal Amount.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one officer shall sign and one officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

                  If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  On the Issue Date, the Trustee shall authenticate and deliver $250.0 million of 9 5/8% Series A Senior Notes due 2009 in the form of Initial Notes. In addition, at any time, and from time to time, the Trustee shall authenticate and deliver Notes upon a written notice of the Company, for original issuance in the aggregate principal amount specified in such order for original; provided that Exchange Notes and Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of such Initial Notes of a like aggregate principal amount. Additional Notes may be issued in an aggregate principal amount not to exceed $250.0 million and in accordance with
Section 2.14. Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to
Section 2.14 after the Issue Date shall certify that such issuance will not be prohibited by Section 4.13.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee may appoint an Authenticating Agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

                  Section 2.03. Registrar and Paying Agent.

                  The Company shall maintain or designate an office or agency in accordance with Section 4.02 (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and Notes may be presented or surrendered for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Either of the Company or any of their Affiliates may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.14 and 4.15, neither the Company nor any of the Guarantors or their respective Affiliates shall act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoint the Trustee as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

                  Section 2.04.  Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company, the Guarantors or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company or the Guarantors (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and to account for any assets disbursed. The Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company, the Guarantors or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                  Section 2.05.  Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA section 312(a).

                  Section 2.06.  Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Section 2.07.  Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.08, a Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.06 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.06.

                  Except as otherwise provided in Article 8 of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

                  Section 2.08.  Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any

Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. The Company shall promptly give the Trustee written notice upon the acquisition by the Company, any Guarantor or any of their respective Affiliates of any Notes of which the Company or any Guarantor has knowledge.

                  Section 2.09.  Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a written order by the Company, authenticate temporary Notes. The Company's order to authenticate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

                  Section 2.10.  Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.06, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

                  Section 2.11.  Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the Defaulted Interest, plus (to the extent lawful) any interest payable on the Defaulted Interest to the Persons who are Holders on a subsequent special Record Date, which date shall be no less than 10 days preceding the date fixed by the Company for the payment of Defaulted Interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of Defaulted Interest, and interest payable on such Defaulted Interest, if any, to be paid.

                  Alternatively, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

                  Section 2.12.  CUSIP Number.

                  The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

                  Section 2.13.  Deposit of Moneys.

                  Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                  Section 2.14.  Issuance of Additional Notes.

                  The Company shall be entitled to issue Additional Notes in aggregate principal amount not to exceed $250.0 million under this Indenture which shall have identical terms as the Notes issued on June 16, 1999, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto and, terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.13. The Initial Notes issued on June 16, 1999, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Notes, the Company shall set forth in a resolution of its respective Board of Directors and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the Issue Date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the code; and

                  (3) whether such Additional Notes shall be transfer restricted Securities and issued in the form of Initial Notes or shall be registered Securities issued in the form of Exchange Notes, each as set forth in the Appendix.


                                   ARTICLE III

                                   REDEMPTION

                  Section 3.01.  Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture and paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.01 at least 45 days before the notice to Holders under Section 3.03 is scheduled to be mailed (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

                  Section 3.02.  Selection of Notes To Be Redeemed.

                  If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a public equity offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited, or, in all cases, notice is given to the Trustee that redemption must be in compliance with the requirements of the principal national Securities exchange, if any, on which the Notes are listed.

                  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  Section 3.03.  Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request no less than 45 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company' expense.

                  Each notice for redemption shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes and/or Section of this Indenture pursuant to which such redemption is being made;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (8) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  Section 3.04.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date payable thereon, if any. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Section 3.05.  Deposit of Redemption Price.

                  On or before 9:00 a.m. New York City time on the Redemption Date, the Company shall deposit with Trustee or Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Trustee or Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article seven.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  Section 3.06.  Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.07.  Optional Redemption.

                  The Notes shall not be redeemable at the Company' option except as set forth in the optional redemption provisions set forth in paragraph 5 of the Notes.

                                   ARTICLE IV

                                    COVENANTS

                  Section 4.01.  Payment of Notes.

                  The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, any Guarantor or any of their respective Affiliates) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  Section 4.02.  Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an the office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations, provided that no such designation or recission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York. The Company shall give prompt written notice to the Trustee of any such designation or recission and of any change in the location of any such other office or agency.

                  The Company hereby designate the Corporate Trust Office of the Trustee (the "Corporate Trust Office") as one such office or agency of the Company in accordance with Section 2.03 hereof.

                  Section 4.03.  Corporate Existence.

                  Except as otherwise permitted by this Article Four or Article Five, the Company shall do or shall cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, limited liability company or partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary shall not be required to preserve any right or franchise, or the corporate, limited liability company, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall in its sole discretion determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

                  Section 4.04.  Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

                  Section 4.05.  Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its or their material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its or their properties, if such discontinuance is, in the reasonable good faith judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

                  (b) The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries.

                  Section 4.06.  Compliance Certificate; Notice of Default.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge, neither the Company nor any Guarantor is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such defaults or events of default of which he or she may have knowledge and what action the Company or such Guarantors is taking or proposes to take with respect thereto).

                  Section 4.07.  Compliance with Laws.

                  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, Rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its and their respective businesses and the ownership of its and their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

                  Section 4.08.   SEC Reports.

                  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the sec (unless the sec will not accept such a filing, in which case the Company will provide such documents to the Trustee) and provide within 15 days to the Trustee and Holders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to Securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial owner of Notes, if not obtainable from the sec, information of the type that would be filed with the sec pursuant to the foregoing provisions, upon the request of any such beneficial owner.

                  Section 4.09.  Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 4.10.  Limitation on Restricted Payments.

                  (a) the Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under Section 4.13; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the Issue Date to the end of the most recent fiscal quarter for which financial statements are available ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (b) the aggregate net cash proceeds and the fair market value (as determined in good faith by the Board of Directors of the Company) of tangible property other than cash received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Capital Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale is financed by loans from or Guaranteed by the Company unless such loans have been repaid with cash on or prior to the date of determination);
(c) the amount by which Indebtedness of the Company or its Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (d) an amount equal to the sum of (1) the net reduction in Investments made after the Issue Date in Unrestricted Subsidiaries and other Persons constituting Restricted Payments, excluding Investments made pursuant to clause (b)(vii) or
(b)(viii) below, resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Unrestricted Subsidiaries or other Persons or received by the Company or any Restricted Subsidiary from the disposition of any such Investment, and (2) the portion, proportionate to the Company's equity interest, of the fair market value of the net assets of an

Unrestricted Subsidiary or other Person at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or such other Person becomes a Restricted Subsidiary, but only to the extent of Investments made in such Unrestricted Subsidiary or other Person after the Issue Date and in any event excluding Investments made pursuant to clause (b)(vii) or (b)(viii) below; provided, however, that the foregoing sum shall not exceed the aggregate amount of Investments made after the Issue Date and treated as Restricted Payments by the Company or any Restricted Subsidiary.

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                           (i) any redemption, repurchase or other acquisition
                  of any Capital Stock or Subordinated Obligations of the Company made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale is financed by loans from or Guaranteed by the Company unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the net cash proceeds from such sale shall be excluded from the calculation of amounts under clause (iii)(b) of paragraph (a) above;

                           (ii) any purchase, repurchase, redemption, defeasance
                  or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which is permitted to be Incurred pursuant to
                  Section 4.13;

                           (iii) dividends paid within 60 days after the date of
                  declaration thereof if at such date of declaration such dividend would have complied with this Section 4.10;

                           (iv) repurchases by the Company of its Capital Stock
                  (a) from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or pursuant to any employment agreement between the Company and such employee, in an amount not to exceed $5.0 million in any calendar year and $10.0 million in the aggregate, plus the aggregate cash proceeds from any reissuance during such calendar year of its Capital Stock by the Company to employees, officers or directors of the Company and its Subsidiaries (without duplication of amounts included in clause (iii)(b) of paragraph (a) above) and (b) from its Chief Executive Officer upon death, disability or termination of employment of such Chief Executive Officer or pursuant to any employment agreement between the Company and such Chief Executive Officer but only up to the amount of the Capital Stock owned by such Chief Executive Officer on the Issue Date;

                           (v) so long as no default or Event of Default has
                  occurred and is continuing, the declaration and payment of dividends to Holders of any class or series of Disqualified Capital Stock of the Company issued in compliance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense";

                           (vi) repurchases of Capital Stock deemed to occur
                  upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

                           (vii) so long as no default shall have occurred or be
                  continuing or would result therefrom, Investments in an aggregate amount outstanding at any time not exceeding $25.0 million; and

                           (viii) so long as no default shall have occurred or
                  be continuing or would result therefrom, the making of Restricted Payments in an aggregate amount not to exceed $50.0 million.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (a)(iii) above, amounts expended pursuant to clauses (iii), (iv), (vii) and (viii) (but not pursuant to clauses (i), (ii), (v) and (vi)) of the immediately preceding paragraph shall be included in such calculation.

                  Section 4.11. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to
(a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) make any loans or advances to the Company or a Restricted Subsidiary or (c) transfer any of its property or assets to the Company or a Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date as in effect on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or Series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) above or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) above or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in the aggregate to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in Security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (vii) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired; and (viii) encumbrances or restrictions imposed by operation of any applicable law, Rule, regulation or order.

                  Section 4.12.  Limitation on Transactions with Affiliates.

                  (a) the Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction on an arm's-length basis with a Person who is not such an affiliate; (ii) if such affiliate transaction (or Series of related affiliate transactions) involves an amount in excess of $5.0 million (a) are set forth in writing and (b) have been approved by a majority of the members of the Board of Directors having no Personal stake in such affiliate transaction; and (iii) if such affiliate transaction (or Series of related affiliate transactions) involves an amount in excess of $10.0 million, have been determined by a nationally recognized Investment banking firm to be no less favorable in any material respect to the Company or such Restricted Subsidiary than that which would have been obtained in a comparable transaction with an unrelated Person.

                  (b) the provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) any Permitted Investment or Restricted Payment not otherwise prohibited pursuant to Section 4.10;

                  (ii) any issuance of Securities, or other payments, awards or grants in cash, Securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by the Board of Directors of the Company;

                  (iii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

                  (iv) any affiliate transaction exclusively between the Company and a Restricted Subsidiary or exclusively between Restricted Subsidiaries; and

                  (v) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company.

                  Section 4.13.  Limitation on Indebtedness.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness if, on the date of such incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.50 to 1.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may incur any or all of the following
Indebtedness:

                  (i) Indebtedness of the Company and the Guarantors Incurred pursuant to the Senior Credit Facility; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed (a) in the case of the term loan facilities, $406 million at any one time outstanding and
         (b) in the case of the revolving loan facility, the sum of (x) the greater of (i) $300 million at any one time outstanding and (ii) the sum of (a) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (b) 75% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries and
         (y) any amount permitted to be Incurred pursuant to clause (a) of this paragraph (i) but not outstanding thereunder;

                  (ii) Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (ii) if the Company is the obligor on such

         Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

                  (iii) the Notes and the Exchange Notes (other than Additional Notes) and the Guarantees (other than in respect of Additional Notes);

                  (iv) Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 4.13) other than Indebtedness to be repaid from the proceeds of the sale of the Notes as described in the offering memorandum with respect to the Initial Notes;

                  (v) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (iii) or (iv) or this clause (v);

                  (vi) Indebtedness under Interest Rate Agreements or currency agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to this covenant;

                  (vii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;

                  (viii) Indebtedness of the Company or any of its Restricted Subsidiaries in order to finance insurance premiums and other Indebtedness represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide Security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements, all in the ordinary course of business and so long as such Indebtedness is not an obligation for money borrowed;

                  (ix) obligations in respect of performance and surety bonds and completion Guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with customary industry practice in amounts and for purposes customary in the Company's industry and so long as not an obligation for money borrowed;

                  (x) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for adjustment of purchase price, earnout or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (xi) Capital Lease Obligations of the Company or any of its Restricted Subsidiaries Incurred pursuant to sale-leaseback transactions in the ordinary course of business in respect of property or assets owned by the Company or its Restricted Subsidiaries as of the Issue Date in an aggregate principal amount not to exceed $60.0 million at any one time outstanding under this clause (xi);

                  (xii) Purchase Money Obligations and Capital Lease Obligations of the Company or any of its Restricted Subsidiaries in respect of property or assets acquired or leased after the Issue Date Incurred in the ordinary course of business; and

                  (xiii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) of the Company or any Restricted Subsidiary in an aggregate principal amount which does not exceed $50.0 million at any one time outstanding under this clause (xiii).

                  (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Guarantees, as applicable, to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above. A Guarantee of Indebtedness permitted by this Section 4.13 to be Incurred by the Company or a Restricted Subsidiary is not considered a separate incurrence for purposes of this covenant.

                  (e) Notwithstanding paragraphs (a) and (b) above, neither the Guarantors nor the Company shall incur any subordinated obligation unless such subordinated obligation is expressly subordinated in right of payment to the Notes and/or the Guarantees, as the case may be.

                  Section 4.14.  Change of Control.

                  (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or a part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the terms contemplated in Section 4.14(b).

                  (b) Within 30 days following any Change of Control, unless the Company shall have provided an irrevocable notice of redemption to the Trustee with respect to a redemption of all the outstanding Notes at a time when such redemption is permitted under this Indenture pursuant to the provisions of Sections 3.03 and 3.04, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount (the "Change of Control Purchase Price") thereof plus accrued and unpaid interest, if any, thereon to the date of purchase;

                  (ii) the circumstances and relevant facts regarding such Change of Control;

                  (iii) the purchase date (the "Change of Control Purchase Date") (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

                  (iv) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased; and

                  (v) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the sec pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the sec, the comparable reports prepared pursuant to Section 4.08), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control offer as would, in the good faith judgment of the Company, be material to a Holder in connection with the decisions of such Holder as to whether or not it should tender Notes pursuant to the Change of Control offer.

                  The Company will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.

                  (c) On or before the Change of Control purchase date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control offer (together with the appropriate form as provided for in Exhibit A or B), (ii) deposit with the Trustee or Paying Agent an amount in U.S. Legal Tender sufficient to pay the Change of Control purchase price (together with accrued and unpaid interest, if any), of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Trustee or Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control purchase price (together with accrued and unpaid interest, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holders thereof.

                  (d) On the purchase date, all Notes purchased by the Company under this Section 4.14 shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) At the time the Company deliver Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.14. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other Securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any Securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable Securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  Section 4.15. Limitation on Sales of Assets and Subsidiary Stock.

                  (a) The company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless
(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, of the shares and assets subject to such Asset Disposition; (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(a) first, to either (x) (i) prepay the Senior Credit Facility (and permanently reduce the commitments thereunder) and/or (ii) prepay, repay, redeem or purchase (and permanently reduce the commitments under) any other Indebtedness (other than any Disqualified Capital Stock) of the Company which ranks equally in right of payment with the Notes or Indebtedness (other than Disqualified Capital Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) in an amount not to exceed the other senior debt pro rata share or (y) acquire additional assets, in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a) of this paragraph, to make an offer pursuant to paragraph (b) below to the Holders to purchase Notes pursuant to and subject to the conditions contained in this Indenture; and (c) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) or (b) of this paragraph, to any other application or use not prohibited by this Indenture.

                  Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with paragraph (b) below except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with paragraph (b) below exceeds $20.0 million (at which time, the entire unutilized Net Available Cash, and not just the amount in excess of $20.0 million, shall be applied pursuant to paragraph (b) below).

                  For the purposes of this Section 4.15, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Obligations) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) Securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of closing the transaction.

                  (b) In the event of an Asset Disposition that requires the purchase of the Notes pursuant to clause (a)(iii)(b) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest, if any, in accordance with the procedures (including prorating in the event of over subscription) set forth below (the "Asset Disposition Offer").

                  (c) With respect to any Asset Disposition offer effected pursuant to this Section 4.15, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Asset Disposition offer exceeds the Net Available Cash to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder.

                  Notice of an Asset Disposition shall be mailed by the Company not more than 20 days after the obligation to make such Asset Disposition offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Disposition offer shall remain open from the time of mailing for at least 30 days or such longer period as may be required by applicable law. The notice, which shall govern the terms of the Asset Disposition offer, shall include such disclosures as are required by law and shall state:

         (i) that an Asset Disposition has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount (the "Asset Disposition Purchase Price") thereof plus accrued and unpaid interest, if any, thereon to the date of the purchase (subject to proration as described above)

         (ii) the circumstances and relevant facts regarding such Asset Disposition;

         (iii) the purchase date (the "Asset Disposition Purchase Date") (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

         (iv) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchase; and

         (v) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the sec pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the sec, the comparable reports prepared pursuant to Section 4.08), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Asset Disposition and such other information concerning the circumstances and relevant facts regarding such Asset Disposition and Asset Disposition offer as would, in the good faith judgment of the Company, be material to a Holder in connection with the decisions of such Holder as to whether or not it should tender Notes pursuant to the Asset Disposition offer.

                  (d) On or before the Asset Disposition purchase date, the Company shall, to the extent lawful, (i) accept for payment (subject to proration as described above) Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Asset Disposition offer (together with the appropriate form as provided for in Exhibit A or B), (ii) deposit with the Trustee or Paying Agent an amount in U.S. Legal Tender sufficient to pay the Asset Disposition purchase price (together with accrued and unpaid interest, if any), of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Trustee or Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Asset Disposition purchase price (together with accrued and unpaid interest, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holders thereof.

                  (e) On the purchase date, all Notes purchased by the Company under this Section 4.15 shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (f) The company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other Securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.15. To the extent that the provisions of any Securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable Securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

                  Section 4.16.  Future Guarantors.

                  If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a Series of related transactions, any property to any domestic Restricted Subsidiary that is not the Company or a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary will
(1) by a supplemental Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, unconditionally Guarantee on a senior basis pursuant to Article ten all of the Company's obligations under the Notes and this Indenture; and (2) deliver to the Trustee an Officers Certificate and an Opinion of Counsel each stating that such supplemental Indenture complies with this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                  Section 4.17.  Limitation on Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the assets of the Company or any such Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, other than Liens which constitute Permitted Liens at the date such Liens are created, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a lien.

                  Section 4.18. Limitation on the sale or issuance of Capital Stock of Restricted Subsidiaries.

                  The Company will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except: (i) to the Company or a Restricted Subsidiary; (ii) directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary; (iii) in compliance with or to the extent not restricted by Section 4.15 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made under Section 4.10 as if made on the date of such issuance or sale.

                  Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 4.15.

                  Section 4.19.  Covenant Removal.

                  Notwithstanding the foregoing, from and after the time that
(a) the Notes have Investment grade ratings from both rating agencies and (b) there shall not exist a Default or Event of Default under this Indenture, the Company and the Restricted Subsidiaries will not be subject to the provisions of Sections 4.10, 4.11, 4.12, 4.13 (including the application of paragraph (a) thereof pursuant to clause (x) to the proviso to the third sentence in the definition of "Unrestricted Subsidiary"), 4.15, 4.16 and 4.18, clauses (ii) and
(iii) of Section 5.01 and clause (ii) of Section 5.03. In addition, the Restricted Subsidiaries shall be released from their Guarantees at the time referred to in the preceding sentence.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  Section 5.01. Merger, consolidation and sale of assets of the Company.

                  The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a Series of transactions, its assets substantially as an entirety to, any Person, unless:

                  (i) either the Company shall be the surviving Person, or the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no default shall have occurred and be continuing; and

                  (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13.

                  Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                  Section 5.02. Successor Corporation Substituted for the
Company.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the predecessor company, other than in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

                  Section 5.03. Merger, consolidation and sale of assets of any Guarantor.

                  The Company will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer, lease, in one transaction or a Series of transactions, all or substantially all of its assets to, any Person unless:

                  (i) the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States of America, any state thereof or the District of Columbia, and such Person (if not the Guarantor) shall expressly assume, by a supplemental Indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Guarantor, if any, under its Guarantee, the Indenture and the Registration Rights Agreement; and

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no default shall have occurred and be continuing.

                  The provisions of this Section shall not apply to any transactions that constitute an Asset Disposition if the Company complied with the applicable provisions of Section 4.15 and such Asset Disposition shall not be to an affiliate of the Company.

                  Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to the Company or another Guarantor.

                  Section 5.04. Successor Corporation Substituted for Guarantor.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with
Section 5.03, in which such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving entity had been named as such, and the predecessor company, other than in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                  Section 6.01.  Events of Default.

                  Each of the following is an "Event of Default":

                  (i) a default in the payment of interest on the Notes when due, continued for 30 days,

                  (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

                  (iii) the failure by the Company to comply with its obligations under 5.01 or of any Guarantor to comply with its obligations under Section 5.03;

                  (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.14 (other than a failure to purchase Notes) or under Sections 4.10, 4.11, 4.12, 4.13, 4.15, 4.17 or 4.18;

                  (v) the failure by the Company or any Guarantor to comply for 60 days after notice with their other agreements contained in this Indenture;

                  (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a Default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million;

                  (vii) the company, any Guarantor or any Significant Subsidiary of the Company (a) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to the appointment of a custodian of it or for substantially all of its property, or (d) makes a general assignment for the benefit of its creditors;

                  (viii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) order reorganization, arrangement, adjustment or composition in respect of the Company, any Guarantor or any such Significant Subsidiary, (b) appoint a custodian of the Company, any Guarantor or any such Significant Subsidiary or for substantially all of its property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (ix) any judgment or decree for the payment of money in excess of $15.0 million in the aggregate (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) is entered against the Company, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice; or

                  (x) a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture).

                  However, a Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company or the applicable Guarantor does not cure such default within the time specified after receipt of such notice.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under clause (vi) or (x) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (ix), its status and what action the Company is taking or proposes to take with respect thereto.

                  Section 6.02.  Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes, by notice in writing to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. All such notices shall specify the respective Event of Default and that it is a "notice of acceleration". Upon any such declaration, such amount shall be immediately due and payable.

                  (b) If an Event of Default specified in Section 6.01(vii) or
(viii) with respect to the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  (c) The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(vii) or (viii), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

                  Section 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section  6.04.  Waiver of Past Defaults.

                  Subject to Sections 2.08, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and
(ii) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture.

                  Section  6.05.  Control by Majority.

                  Subject to Section 2.08, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of another Holder, or that may involve the Trustee in Personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

                  Section  6.06.  Limitation on Suits.

                  Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or Security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least

25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable Security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of Security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

                  Section 6.07.  Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.08.  Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company, any Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in
Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

                  Section 6.09.  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, any Guarantor or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10.  Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third: the balance, if any, to the Company or any other obligor on the Notes.

                  The Trustee, upon prior notice to the Company, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

                  Section  6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                   ARTICLE VII

                                     TRUSTEE

                  Section  7.01.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

                  (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company or any Guarantor. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  Section 7.02.   Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and
         11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, Personally or by agent or attorney.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee Security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be Incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  Section 7.03.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the sec for permission to continue as Trustee or resign. Any agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 7.04.  Trustee's Disclaimer.

                  The Offering Circular and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, and it shall not be accountable for the Company' use of the proceeds from the Notes, and it shall not be responsible for any statement of either of the Company or any Guarantor in this Indenture, the Notes or any Guarantee other than the Trustee's certificate of authentication.

                  Section 7.05.  Notice of Default.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the default within 90 days after such default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Responsible Officers determines that withholding notice is not opposed to the interest of the Holders.

                  Section 7.06.  Reports by Trustee to Holders.

                  Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA section 313(a). The Trustee also shall comply with TIA section 313(b) and (c).

                  The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any exchange and the Trustee shall comply with TIA section 313(d).

                  Section 7.07.  Compensation and Indemnity.

                  The Company and any Guarantors shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses Incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, bad faith or willful misconduct.

                  The Company and any Guarantors shall, jointly and severally, indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense Incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Company and any Guarantors need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Trustee shall notify the Company and any Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors need not pay for any settlement made without their written consent.

                  To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Company, the Guarantors and the Holders agree that the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. Such lien shall survive the satisfaction and discharge of the Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

                  Section 7.08.  Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company and the Guarantors in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

         (A)      the Trustee fails to comply with Section 7.10;

         (B) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (C) a custodian or other public officer takes charge of the Trustee or its property; or

         (D)      the Trustee becomes incapable of acting.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's and Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  Section 7.09.  Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 7.10.  Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA section 310(a)(2). The Trustee shall comply with TIA section 310(b); provided, however, that there shall be excluded from the operation of TIA section 310(b)(1) any Indenture or Indentures under which other Securities, or certificates of interest or participation in other Securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA section 310(b)(1) are met. The provisions of TIA section 310 shall apply to the Company, as obligor of the Notes.

                  Section 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  Section 8.01.  Discharge of Liability on Notes; Defeasance.

                  (a) The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

                  (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in U.S. Legal Tender sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit,

                  (ii) the company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

                  (iii) the company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel.

                  (b) subject to Sections 8.01(c) and 8.02, the Company and the Guarantors at any time may terminate (i) all their obligations under the Notes, the Guarantees and this Indenture ("Legal Defeasance Option") or (ii) their obligations under Sections 4.04, 4.05, 4.08 and 4.10 through 4.17 and the operation of Section 6.01(iii), (iv), (v), (vi), (vii) and (viii) (with respect only to Significant Subsidiaries) and (ix) and the limitations contained in Sections 5.01(ii) and (iii) and 5.03(ii) ("Covenant Defeasance Option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(iii),
(iv), (vi), (vii) and (viii) (with respect only to Significant Subsidiaries),
(ix) and (x), or because of the failure of the Company to comply with Sections 5.01(ii) and (iii) and 5.03(ii). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company and the Guarantors terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the obligations of the Company and the Guarantors in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05, 8.06 and the Appendix shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company and the Guarantors, if any, in Sections 7.07, 8.05 and 8.06 shall survive.

                  Section 8.02.  Conditions to Defeasance.

                  The following shall be the conditions to the application of
Section 8.01 hereof to the outstanding Notes:

                  (1) the company irrevocably deposits in trust with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, for the payment of principal of, interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

                  (2) the company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants or a nationally recognized Investment banking firm expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited U.S. Legal Tender will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

                  (3) no default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (4) the company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                  (5) neither the deposit nor the defeasance shall result in a Default or Event of Default under any other material agreement to which the Company is a party or by which the Company is bound;

                  (6) the company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated Investment company under the Investment company act of 1940;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the internal revenue service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                  Section 8.03.  Application of Trust Money.

                  The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article eight. It shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

                  Section 8.04.  Repayment to Company.

                  The Trustee and the Paying Agent shall promptly turn over to the Company (or the appropriate Guarantors), upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Indenture, any excess money or Securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company and the Guarantors upon this written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company and the Guarantors for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  Section 8.05.  Indemnity for Government Obligations.

                  The Company and the Guarantors shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  Section 8.06.  Reinstatement.

                  If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium and interest on the Notes when due, then the obligations of the Company and the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.01.  Without Consent of Holders.

                  The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, together, may amend or supplement this Indenture or the Notes or the Guarantees without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to comply with Article five;

                  (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the code, or in a manner such that the uncertificated Notes are described in
         Section 163(f)(2)(b) of the code);

                  (iv) to comply with any requirements of the sec in order to effect or maintain the qualification of this Indenture under the TIA;

                  (v) to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred upon the Company;

                  (vi) to add Guarantees with respect to the Notes;

                  (vii) to secure the Notes; or

                  (viii) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company have delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement is permitted or authorized under the terms of this Indenture and that all conditions precedent have been complied with.

                  After an amendment, supplement or waiver under this Section
9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  Section 9.02.  With Consent of Holders.

                  Subject to Section 6.07, the Company, the Guarantors when authorized by a Board Resolution of each of them, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes, without notice to any other Holders. The Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company or the Guarantors with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the above, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                  (ii) reduce the rate of or change the time for payment of interest on any Note;

                  (iii) reduce the principal of or change the Stated Maturity of any Note;

                  (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
         Article 3;

                  (v) make any Note payable in money other than that stated in the Note;

                  (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (vii) make any change in Section 6.04 or Section 6.07 or the third sentence of this Section;

                  (viii) affect the ranking of the Notes or Guarantees in any material respect; or

                  (ix) release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  Section 9.03.  Compliance with TIA.

                  If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

                  Section 9.04.  Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 above or (ii) such other date as the Company may designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 180 days after such Record Date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(i) through (ix) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that, without the consent of a Holder, any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

                  Section 9.05.  Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

                  Section 9.06.  Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article nine is authorized or permitted by this Indenture and that all conditions precedent have been complied with. Such Opinion of Counsel shall not be an expense of the Trustee.


                                    ARTICLE X

                                   GUARANTEES

                  Section 10.01.  Unconditional Guarantee.

                  Each Guarantor unconditionally jointly and severally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and
(ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise.

                  Each Guarantor agrees that, as between such Guarantor on the one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of the Guarantee.

                  Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Noteholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that, in the Event of Default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantee without first proceeding against the Company. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Guarantors will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  Section 10.02.  Severability.

                  In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.03.  Release of Guarantor from the Guarantee.

                  Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of all of the Capital Stock of a Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article ten without any further action required on the part of the Trustee or any Holder; provided, however, that if the lenders under the Senior Credit Facility release the Guarantee of YourPharmacy.com, Inc. under the Senior Credit Facility, YourPharmacy.com, Inc. will be automatically released and relieved of all its obligations under this Indenture and its Guarantee and such Guarantee will terminate; provided, further, however, if at any time after such release YourPharmacy.com, Inc. again becomes a Guarantor under the Senior Credit Facility, the Company shall cause YourPharmacy.com, Inc. to unconditionally Guarantee on a senior basis all of the Company's obligations under the Notes and this Indenture as provided in this Article ten to the same extent as it Guarantees the Company's obligations under the Senior Credit Facility. In addition, at the time referred to in Section 4.19 when certain of the covenants in Article four of this Indenture are no longer applicable, the Guarantors shall be deemed released from all obligations under this Article ten without any further action required on the part of the Trustee or any Holder.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03.

                  Section 10.04. Limitation on amount Guaranteed; contribution by Guarantor.

                  (a) Anything contained in this Indenture or the Guarantee to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under the Guarantee, such obligations of such Guarantor under the Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Guarantee subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of title 11 of the United States code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany Indebtedness to the Company or other Subsidiaries of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor under the Guarantee and (y) under any Guarantee of Subordinated Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 10.04(a), pursuant to which the liability of such Guarantor under the Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 10.04(b)).

                  (b) the Guarantors together may desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Guarantee. Accordingly, if any payment or distribution is made on any date by any Guarantor under the Guarantee (a "Funding Guarantor") that exceeds its fair share (as defined below) as of such date, that funding Guarantor will be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's fair share shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's aggregate payments (as defined below) to equal its fair share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the adjusted maximum amount (as defined below) with respect to such Guarantor to (y) the aggregate of the adjusted maximum amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all funding Guarantors under the Guarantee in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the fair share of such Guarantor over the aggregate payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under the Guarantee, determined as of such date in accordance with subsection 10.04(a); provided that, solely for purposes of calculating the adjusted maximum amount with respect to any Guarantor for purposes of this subsection 10.05(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of the Guarantee (including, without limitation, in respect of this subsection 10.04(b) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 10.05(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 10.04(b) shall not be construed in any way to limit the liability of any Guarantor under this Indenture or under the Guarantee.

                  Section 10.05.  Waiver of Subrogation.

                  Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Guarantor irrevocably waives any claim or other rights it acquires against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or Security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

                  Section 10.06.  Execution of Guarantee.

                  To evidence its Guarantee to the Noteholders set forth in this Article ten, each Guarantor will execute the Guarantee in substantially the form attached to this Indenture as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that the Guarantee set forth in this Article ten shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee. The Guarantee shall be signed on behalf of each Guarantor by one officer of such Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of such Guarantor.

                  Section 10.07.  Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01.  TIA Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provisions that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provision of TIA Sections 310 through 317 that imposes duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are part of and govern this Indenture, whether or not physically contained therein.

                  Section 11.02.  Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                           Express Scripts, Inc.
                           13900 Riverport Drive
                           Maryland Heights, MO  63043
                           Facsimile No.:  (314) 702-7037
                           Telephone:  (314) 770-1666
                           Attn:  Chief Financial Officer

                  with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue New York, NY 10017-3954 Facsimile no.: (212) 455-2502
                           Telephone:  (212) 455-2000
                           Attn:  Vincent Pagano, Jr., Esq.

                  if to the Trustee:

                           Bankers Trust Company
                           4 Albany Street, 4th Floor
                           New York, NY  10004
                           Facsimile No.:  (212) 250-6392/6961
                           Telephone No.:  (212) 250-2500
                           Attn:  Corporate Trust and Agency Services

                  Each of the Company, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if Personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid.

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 11.03.  Communications by Holders with other Holders.

                  Holders may communicate pursuant to the TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA section 312(c).

                  Section 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

                  (i) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

                  Section 11.05.  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (i) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or a certificate of an appropriate public official.

                  Section 11.06.  Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable Rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable Rules for their respective functions.

                  Section 11.07.  Legal Holidays.

                  If a payment date is a Legal Holiday, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  Section 11.08.  Governing Law.

                  This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

                  Section 11.09.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another Indenture, loan or debt agreement of the Company, any Guarantor or any of their Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 11.10.  No Recourse Against Others.

                  No past, present or future member of the Board of Directors, officer, employee, equityholder or incorporator or controlling Persons, as such, of the Company, any Guarantor or of the Trustee shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  Section 11.11.  Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 11.12.  Multiple Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  Section 11.13.  Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  Section 11.14. Table of Contents; Cross-Reference Table and Headings.

                  The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.



                            [Signature Pages Follow]

                                   SIGNATURES

                  In witness whereof, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                             EXPRESS SCRIPTS, INC.


                                             By: /s/   George Paz
                                                ________________________________
                                                Name:  George Paz
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


                                             DIVERSIFIED PHARMACEUTICAL
                                             SERVICES, INC., ESI/VRX SALES
                                             DEVELOPMENT CO., EXPRESS SCRIPTS
                                             VISION CORPORATION, IVTX, INC.,
                                             MANAGED PRESCRIPTION NETWORK, INC.,
                                             MHI, INC., VALUE HEALTH, INC.,
                                             VALUERX, INC., VALUERX PHARMACY
                                             PROGRAM, INC., YOURPHARMACY.COM,
                                             INC., HEALTH CARE SERVICES, INC.


                                             By: /s/   George Paz
                                                ________________________________
                                                Name:  George Paz
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

                                             Trustee:

                                             BANKERS TRUST COMPANY,
                                               as Trustee


                                             By: /s/   Susan Johnson
                                                ________________________________
                                                Name:  Susan Johnson
                                                Title: Assistant Vice President

                                                 RULE 144A/REGULATION S APPENDIX


                    FOR OFFERINGS TO QUALIFIED INSTITUTIONAL
                       BUYERS PURSUANT TO RULE 144A AND TO
                           CERTAIN PERSONS IN OFFSHORE
                            TRANSACTIONS IN RELIANCE
                                 ON REGULATION S

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES,
                               AND EXCHANGE NOTES


1.       Definitions.

                  1.1      Certain Definitions.

                  For the purposes of this Appendix the following terms shall have the meanings indicated below, provided that all capitalized terms used but not defined shall have the meanings given such terms in the Indenture:

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

                  "Exchange Notes" means (i) the 9 5/8% Series B Senior Notes due 2009 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 9 5/8% Series B or other Series of Senior Notes due 2009 pursuant to a registration statement filed with the sec under the Securities Act.

                  "Initial Purchasers" means Credit Suisse Boston Corporation and Deutsche Bank Securities Inc.

                  "Initial Notes" means (i) $250,000,000 principal amount of 9 5/8% Series A Senior Notes due 2009, issued on June 16, 1999 and (ii) Additional Notes, if any, issued in the form of 9 5/8% Series A or other Series of Senior Notes due 2009 in a transaction exempt from the registration requirements of the Securities Act.

                  "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "Private Exchange Notes" means the 9 5/8% Senior Private Exchange Notes due 2009, if any, to be issued pursuant to this Indenture to the Initial Purchaser in a Private Exchange.

                  "Purchase Agreement" means (i) with respect to the Initial Notes issued on June 16, 1999, the Purchase Agreement dated June 11, 1999, among the Company, the Guarantors and the Initial Purchasers and (ii) with respect to each issuance of Additional Notes, the Purchase Agreement or underwriting agreement among the Company, the Guarantors, if any, and the Persons purchasing Additional Notes.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for such Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on June 16, 1999, the Registration Rights Agreement dated June 11, 1999 among the Company and the Initial Purchasers, and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the Registration Rights Agreement, if any, among the Company, the Guarantors, if any, and the Persons purchasing such Additional Notes under the related Purchase Agreement.

                  "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the shelf registration statement issued by the Company, in connection with the offer and sale of Initial Notes, Exchange Notes or Private Exchange Notes, pursuant to a Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

                  1.2      Other Definitions.

                                                                Defined
     Term                                                     In Section:

"Agent members".............................................     2.1(b)

"Global Security"...........................................     2.1(a)
"Regulation S"..............................................     2.1(a)
"Rule 144A".................................................     2.1(a)

2.       The Securities.

                  2.1      Form and Dating.

                  On the Issue Date, $250,000,000 of the Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a) Global Securities. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, and Additional Notes, if any, shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons with the Global Securities legend and, in the case of Initial Notes, the Restricted Securities Legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes or Additional Notes, as applicable, represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any Agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any Agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

                  2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $250.0 million 9 5/8% Series A Senior Notes due 2009, (2) any Additional Notes for original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.14 of this Indenture and (3) Exchange Notes or Private Exchange Notes for issue in a Registered Exchange Offer or a Private Exchange, respectively, in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes, Private Exchange Notes or Additional Notes.

                  2.3      Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities.

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) in the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a shelf registration statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Security Certificate evidencing Initial Notes and Private Exchange Notes (and all Securities issued in exchange therefor or in substitution thereof, other than Exchange Notes) shall bear a legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF EXPRESS SCRIPTS, INC. THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,

                  NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to, and during the period of the effectiveness of, a shelf registration statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

                  (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or any co-Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 4.14, 4.15 and Section 9.05 of the Indenture).

                  (iii) The Registrar or any co-Registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to
         Article iii of the Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 days before an Interest Payment Date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

                  (e) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable Rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture and the Securities, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4      Certificated Securities.

                  (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture or (iii) if there shall have occurred and be continuing an Event of Default with respect to the Securities.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the Restricted Securities Legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including agent members and Persons that may hold interests through agent members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1
TO RULE 144A/REGULATION S                                               APPENDIX


                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN,

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF EXPRESS SCRIPTS, INC. THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF

AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


                                                                                                 PRINCIPAL
                            SIGNATURE OF             AMOUNT OF              AMOUNT OF            AMOUNT OF
                             AUTHORIZED             DECREASE IN            INCREASE IN          THIS GLOBAL
                              OFFICER                PRINCIPAL              PRINCIPAL            SECURITY
                            OF TRUSTEE OR            AMOUNT OF              AMOUNT OF            FOLLOWING
       DATE OF               SECURITIES             THIS GLOBAL            THIS GLOBAL         SUCH DECREASE
      EXCHANGE               CUSTODIAN               SECURITY               SECURITY            OR INCREASE
--------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit A


                             [FORM OF INITIAL NOTE]

                                                                      CUSIP NO.:
                              EXPRESS SCRIPTS, INC.

                      9 5/8% SERIES A SENIOR NOTE DUE 2009



No.                                                           $

                  EXPRESS SCRIPTS, INC., a Delaware corporation (the "Company"), which term includes any successor entity), for value received, promises to pay to __________ or registered assigns, the principal sum of ________________, on June 15, 2009.

                  Interest Payment Dates:  June 15 and December 15

                  Record Dates:  June 1 and December 1

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  In witness whereof, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                                  EXPRESS SCRIPTS, INC.


                                                  By:___________________________
                                                     Name:
                                                     Title:


                                                  By:___________________________
                                                     Name:
                                                     Title:
Dated:  [            ], [    ]


                          Certificate of Authentication

                  This is one of the 9 5/8% Series a Senior Notes due 2009 referred to in the within-mentioned Indenture.

                                                  BANKERS TRUST COMPANY,
                                                    as Trustee


Dated:  [            ], [    ]                    By:___________________________
                                                        Authorized Signatory

                              (REVERSE OF SECURITY)

                      9 5/8% SERIES A SENIOR NOTE DUE 2009

         1. Interest. EXPRESS SCRIPTS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a registration default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default regardless of the number of such registration defaults (such rate increasing by an additional 0.25% per annum with respect to each subsequent 90-day period) up to a maximum additional interest rate of 0.50% per annum, from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a registration default until it shall have received actual notice of such registration default. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 16, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

         2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest by wire transfer in money of the United States that at the time of payment is Legal Tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. Paying Agent and Registrar. Initially, bankers trust company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. Indenture and Guarantees. The Company issued the Notes under an Indenture, dated as of June 16, 1999 (the "Indenture"), among the Company and the Trustee.

This Note is one of a duly authorized issue of Initial Notes of the Company designated as their 9 5/8% Series A Senior Notes due 2009. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes, any Additional Notes, and any Private Exchange Notes and Exchange Notes issued pursuant to the Indenture are treated as a single class of Securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. code Sections 77aaa-77bbbb)
(the " TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes are entitled to the benefits of the Guarantees by the Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustee, the Holders and the Guarantors.

         5. Redemption.

         (a) Optional Redemption. Except as set forth below, the Notes will not be redeemable at the option of the Company prior to June 15, 2004. On and after June 15, 2004, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date, if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                                                        Redemption
             Period                                                                       price
             ------                                                                       -----
             2004                                                                        104.8125%
             2005                                                                        103.2083%
             2006                                                                        101.6042%
             2007 and thereafter                                                         100.0000%

         (b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to June 15, 2002, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the net cash proceeds from one or more public equity offerings, at a Redemption Price (expressed as a percentage of principal amount) of 109.625% plus accrued and unpaid interest to the Redemption Date; provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption (other than Notes held, directly or indirectly, by the Company or any of its Affiliates).

         In order to effect the foregoing redemption with the net cash proceeds from any public equity offering, such redemption must occur within 120 days after the consummation of any such public equity offering.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company default in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

         7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, in the event of certain Asset Dispositions and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         8. Registration Rights. Pursuant to the terms, and subject to the provisions of the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9 5/8% Series B Senior Notes due 2009 in the form of Exchange Notes, which shall have been registered under the Securities Act, or the Company's 9 5/8% Senior Private Exchange Notes due 2009 (the " Private Exchange Notes"), in each case in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments if such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall notify the Trustee of the amount of any such payments.

         9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 days before any Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Notes and the Guarantees (including certain covenants, but excluding the Company's obligation to pay the principal of and interest on the Notes).

         13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are events of default which will result in the Notes being due and payable immediately upon the occurrence of such events of default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

         17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their respective Affiliates as if it were not the Trustee.

         18. No Recourse Against Others. No past, present or future member of the Board of Directors, officer, employee, equityholder or incorporator or controlling Persons, as such, of the Company, any Guarantor or of the Trustee shall have any liability for any obligations of the Company or any Guarantor under this Note, any Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

         19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Guarantees relating thereto).

         21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22. CUSIP Numbers. Pursuant to a recommendation promulgated by the committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         24. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Express Scripts, Inc., 13900 Riverport Drive, Maryland Heights, Missouri, 63043, attention: General Counsel.

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature Guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                    (Print or type name, address and zip code
                and social security or tax ID number of assignee)

and irrevocably appoint _______________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________ Signed:___________________________________
                            (Sign exactly as your name appears
                              on the other side of this Note)

Signature Guarantee:_______________________

         (Signature must be Guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities transfer agents medallion program ("stamp") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the sec of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from date of original issuance, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [check one]

(1)__    to the Company or a Subsidiary thereof; or

(2)__    pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3)__ outside the United States to a "foreign Person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)__ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)__    pursuant to an effective registration statement under the Securities
         Act; or

(6)__ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied.


Date:_______________ Signed: _______________________________
                           (Sign exactly as your name appears
                             on the other side of this Note)

Signature Guarantee: __________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole Investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_______________ Signed: __________________________________________________
                                        NOTICE:  To be executed by
                                                an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.14 [ ]
                                Section 4.15 [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$______________________

Dated:  _______________                _____________________________________
                                       Notice: the signature on this
                                       assignment must correspond with the name as it appears upon the face of the within
                                       Note in every particular without
                                       alteration or enlargement or any change
                                       whatsoever and be guaranteed by the
                                       endorser's bank or broker.

Signature Guarantee:__________________________

         (Signature must be Guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities transfer agents medallion program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT B


                [FORM OF EXCHANGE NOTE AND PRIVATE EXCHANGE NOTE]

                                                         CUSIP NO.:


                              EXPRESS SCRIPTS, INC.

                      9 5/8% SERIES B SENIOR NOTE DUE 2009

No.                                                               $

         Express scripts, Inc., a Delaware corporation (the "Company", which term includes any successor entity), for value received, promises to pay to _________, or registered assigns, the principal sum of ________________, on June 15, 2009.

         Interest Payment Dates: June 15 and December 15

         Record Dates: June 1 and December 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.


                                           EXPRESS SCRIPTS, INC.


                                           By: ________________________________
                                               Name:
                                               Title:


                                           By: ________________________________
                                               Name:
                                               Title:

Dated:  [        ], [    ]


                          Certificate of Authentication

         This is one of the 9 5/8% Series a Senior Notes due 2009 referred to in the within-mentioned Indenture.

                                            BANKERS TRUST COMPANY,
                                            as Trustee


Dated:  [        ], [    ]                  By: _______________________________
                                                Authorized Signatory

                              (REVERSE OF SECURITY)

                      9 5/8% SERIES B SENIOR NOTE DUE 2009

         1. Interest. Express scripts, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 16, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

         2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest by wire transfer in money of the United States that at the time of payment is Legal Tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. Paying Agent and Registrar. Initially, bankers trust company (the "Trustee") will act as Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. Indenture and Guarantees. The Company issued the Notes under an Indenture, dated as of June 16, 1999 (the "Indenture"), among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as their 9 5/8% Series B Senior Notes due 2009. The Company shall be entitled to issue Additional Notes pursuant to
Section 2.14 of the Indenture, and any Additional Notes are treated as a single class of Securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes are entitled to the benefits of the Guarantees by the Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustees, the Holders and any Guarantors.

         5. Redemption.

         (a) Optional Redemption. Except as set forth below, the Notes will not be redeemable at the option of the Company prior to June 15, 2004. On and after June 15, 2004, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period commencing on June [ ] of the years set forth below:

                                                             Redemption
Period                                                         Price
------                                                         -----
2004                                                         104.8125%
2005                                                         103.2083%
2006                                                         101.6042%
2007 and thereafter                                          100.0000%

         (b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to June 15, 2002, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the net cash proceeds from one or more public equity offerings, at a Redemption Price (expressed as a percentage of principal amount) of 109.625% plus accrued and unpaid interest to the Redemption Date; provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption (other than Notes held, directly or indirectly, by the Company or any of its Affiliates).

         In order to effect the foregoing redemption with the net cash proceeds of any public equity offering, such redemption must occur within 120 days after the consummation of any such public equity offering.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company default in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

         7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, in the event of certain Asset Dispositions (and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 days before any Interest Payment Date.

         9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture, the Notes and the Guarantees (including certain covenants, but excluding the Company's obligation to pay the principal of and interest on the Notes).

         12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are events of default which will result in the Notes being due and payable immediately upon the occurrence of such events of default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

         16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their respective Affiliates as if it were not the Trustee.

         17. No Recourse Against Others. No past, present or future member of the Board of Directors, officer, employee, equityholder or incorporator or controlling Persons, as such, of the Company, any Guarantor or of the Trustee shall have any liability for any obligations of the Company or any Guarantor under this Note, any Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

         18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         19. Governing Law. The laws of the State of New York shall govern this Note and the Indenture (and the Guarantees relating thereto).

         20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM com (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the committee on uniform Security identification procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Express Scripts, Inc., 13900 Riverport Drive, Maryland Heights, Missouri 63043,
Attention: General Counsel.

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature Guaranteed:

I or we assign and transfer this Note to:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

                    (Print or type name, address and zip code
                and social security or tax ID number of assignee)

and irrevocably appoint _______________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________ Signed:___________________________________
                            (sign exactly as your name appears
                              on the other side of this Note)

Signature Guarantee:_______________________

         (Signature must be Guaranteed by an "eligible Guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities transfer agents medallion program ("STAMP") or such other "signature Guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

         [In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the sec of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from date of original issuance, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)__    to the Company or a Subsidiary thereof; or

(2)__    pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3)__ outside the United States to a "foreign Person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)__ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)__    pursuant to an effective registration statement under the Securities
         Act; or

(6)__ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied.


Date:_______________ Signed:___________________________________
                            (sign exactly as your name appears
                            on the other side of this Security)

Signature Guarantee: __________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole Investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_______________ Signed:___________________________________
                            NOTICE:   To be executed by
                                      an executive officer](a)


__________

(a)      To be included in Private Exchange Notes only.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.14 [ ]
                                Section 4.15 [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$________________________

Dated:  _______________                 ______________________________________
                                        Notice: the signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be
                                        Guaranteed by the endorser's bank or
                                        broker.

Signature Guarantee:__________________________

         (Signature must be Guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities transfer agents medallion program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT C

                               [FORM OF GUARANTEE]

                                    GUARANTEE

         Each of the undersigned (the "Guarantors"), jointly and severally unconditionally Guarantee on a senior basis (such Guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, subject to any applicable grace period, by acceleration or otherwise.

         The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article ten of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

         The Guarantee shall not be valid or obligatory for any purpose until this certificate of authentication on the Notes upon which the Guarantee is Noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                    DIVERSIFIED PHARMACEUTICAL SERVICES, INC.,
                                    ESI/VRX SALES DEVELOPMENT CO., EXPRESS
                                    SCRIPTS VISION CORPORATION, IVTX, INC.,
                                    MANAGED PRESCRIPTION NETWORK, INC., MHI,
                                    INC., VALUE HEALTH, INC., VALUERX, INC.,
                                    VALUERX PHARMACY PROGRAM, INC.,
                                    YOURPHARMACY.COM, INC., HEALTH CARE
                                    SERVICES, INC.

                                    By: _______________________________________
                                        Name:
                                        Title: